UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2020 (May 18, 2020)

Brighthouse Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37905	81-3846992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11225 North Community House Road Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (980) 365-7100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BHF	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 6.600% Non-Cumulative Preferred Stock, Series A	BHFAP	The Nasdaq Stock Market LLC
6.250% Junior Subordinated Debentures due 2058	BHFAL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03.	Material Modification to Rights of Security Holders.

On May 21, 2020, Brighthouse Financial, Inc. (“Brighthouse Financial”) closed the public offering of 14,000,000 depositary shares (the “Depositary Shares”), each representing a 1/1,000th interest in a share of its 6.750% Non-Cumulative Preferred Stock, Series B (the “Series B Preferred Stock”), and in the aggregate representing 14,000 shares (the “Preferred Shares”) of Series B Preferred Stock. The Depositary Shares were offered and sold pursuant to an effective shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-227190). Under the terms of the Series B Preferred Stock, the ability of Brighthouse Financial to declare or pay dividends on, or purchase, redeem or otherwise acquire, shares of its common stock or any shares of any other class or series of capital stock of Brighthouse Financial that ranks junior to the Series B Preferred Stock will be subject to certain restrictions in the event that Brighthouse Financial does not declare and pay (or set aside) dividends on the Series B Preferred Stock for the latest completed dividend period, and the ability of Brighthouse Financial to declare full dividends on any preferred stock that ranks equally with the Series B Preferred Stock will be subject to certain limitations in the event Brighthouse Financial declares partial dividends on the Series B Preferred Stock. The terms of the Series B Preferred Stock, including such restrictions, are more fully described in, and this description is qualified in its entirety by reference to, the Certificate of Designations (as defined in Item 5.03 below), a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 19, 2020, Brighthouse Financial filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware to establish the preferences, limitations and relative rights of the Series B Preferred Stock. The Certificate of Designations became effective upon filing with the Secretary of State of the State of Delaware, and a copy is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

In connection with the sale of the Depositary Shares, Brighthouse Financial entered into an Underwriting Agreement with Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC, UBS Securities LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein, which is filed as Exhibit 1.1 hereto.

On May 21, 2020, in connection with the issuance of the Depositary Shares, Brighthouse Financial entered into a Deposit Agreement (the “Deposit Agreement”), dated as of May 21, 2020, among Brighthouse Financial, Computershare Inc. and Computershare Trust Company, N.A., collectively as depositary, and the holders from time to time of the depositary receipts described therein. A copy of the Deposit Agreement is filed as Exhibit 4.2 to this Current Report on Form 8-K, and the form of depositary receipt evidencing the Depositary Shares is included as Exhibit A to the Deposit Agreement.

The opinion of Debevoise & Plimpton LLP relating to the validity of the Depositary Shares and the Preferred Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

The exhibits to this Current Report on Form 8-K (except Exhibit 104) are incorporated by reference into the Registration Statement.

(d) Exhibits.

Exhibit No.	Description

1.1

Underwriting Agreement, dated May 18, 2020, among Brighthouse Financial, Inc. and Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC, UBS Securities LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

3.1

Certificate of Designations of Brighthouse Financial, Inc. with respect to the 6.750% Non-Cumulative Preferred Stock, Series B, dated May 19, 2020, filed with the Secretary of State of the State of Delaware and effective May 19, 2020 (the “Certificate of Designations”).

4.1	Certificate of Designations, filed as Exhibit 3.1.

4.2

Deposit Agreement, dated as of May 21, 2020, among Brighthouse Financial, Computershare Inc. and Computershare Trust Company, N.A., collectively as depositary, and the holders from time to time of the depositary receipts described therein.

4.3	Form of depositary receipt evidencing the Depositary Shares (included as Exhibit A to Exhibit 4.2).

5.1	Opinion of Debevoise & Plimpton LLP.

23.1	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHTHOUSE FINANCIAL, INC.

By:	/s/ D. Burt Arrington
Name:	D. Burt Arrington
Title:	Corporate Secretary

Date: May 21, 2020

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